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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the use in the Prospectus constituting part of this Registration Statement, on Form S-4, of our report dated February 25, 2005, with respect to the consolidated balance sheet of NWB Financial Corporation and Subsidiary as of December 31, 2004, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus filed as part of this Registration Statement.

/s/ Moss Adams LLP

Everett, Washington
October 11, 2005